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                                                                     Exhibit (b)

                  iSHARES MSCI RUSSIA CAPPED INDEX FUND, INC.

                                    BYLAWS

                                   ARTICLE I

                            Fiscal Year and Offices

   Section 1. Fiscal Year. Unless otherwise provided by resolution of the Board of Directors the fiscal year of iShares MSCI Russia Capped Index Fund, Inc. (the "Corporation") shall begin on September 1 and end on the last day of August.

   Section 2. Principal Office in Maryland. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

   Section 3. Other Offices. The Corporation shall have additional places of business, either within or outside the State of Maryland as the Board of Directors may from time to time designate.

                                  ARTICLE II

                           Meetings of Stockholders

   Section 1. Place of Meeting. Subject to Section 3(b)(4) of this Article II, meetings of the stockholders for the election of Directors shall be held in such place as shall be fixed by resolution of the Board of Directors and stated in the notice of the Meeting.

   Section 2. Annual Meetings. The Corporation shall not be required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "1940 Act"). In the event that the Corporation is required to hold a meeting of stockholders to elect directors under the 1940 Act, such meeting shall be designated the annual meeting of stockholders for that year and shall be held on a date and at the time set by the Board of Directors in accordance with the Maryland General Corporation Law (the "MGCL"). An annual meeting of stockholders called for any other reason shall be held on a date and at a time set by the Board of Directors.

   Section 3. Special Meetings.

       (a) General. The chairperson of the board, president or Board of Directors may call a special meeting of the stockholders. Subject to subsection
(b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation upon the written request of stockholders entitled to cast not less than one-third of all the votes entitled to be cast at such meeting.

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       (b) Stockholder Requested Special Meetings.

          (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

          (2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than one-third (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the secretary. In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, (d) shall be sent to the secretary by registered mail, return receipt requested, and (e) shall be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

          (3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation's proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents

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required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

          (4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the chairperson of the board, the president, the chief executive officer or the Board of Directors, whoever has called the meeting. In the case of any special meeting called by the secretary upon the request of stockholders (a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the chairperson of the board, the president, the chief executive officer or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

          (5) If written revocations of requests for the special meeting have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, the secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the secretary's intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

          (6) The Board of Directors, the chairperson of the board, the president or the chief executive officer may appoint independent inspectors of elections to act as the agent

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of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent at least the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

          (7) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or other day on which the New York Stock Exchange is closed.

   Section 4. Notice. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose or purposes for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business, by overnight delivery service, by transmitting the notice by electronic mail or any other electronic means or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid.

   Subject to Section 10(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

   Section 5. Record Date for Meetings. Subject to the provisions of Maryland law, the Board of Directors may fix in advance a date not more than ninety days, nor less than ten days, prior to the date of any annual or special meeting of the stockholders as a record date for the determination of the stockholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

   Section 6. Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of one-third of all the votes entitled to be cast without regard to series or class at the meeting shall constitute a quorum for the transaction of business at the meeting, except that where any provision of law or the charter require or permit that the holders of any series or class

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of shares shall vote as a series or class, then one-third of the aggregate number of shares of such series or class, as the case may be, at the time outstanding shall be necessary to constitute a quorum for the transaction of such business. This section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairperson of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

   The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

   Section 7. Voting. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast, or, with respect to any matter requiring a series or class vote, the affirmative vote of a majority of the votes cast of each series or class entitled to vote as a series or class on the matter, shall decide any matter properly brought before such meeting (except that directors may be elected by the affirmative vote of a plurality of the votes cast), unless a different vote is required under the 1940 Act or other applicable statutes or regulations or the charter of the Corporation. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Unless otherwise provided in the charter, each outstanding share, regardless of series or class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

   Section 8. Voting - Proxies. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

   Section 9. Inspectors. At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the chairperson of the meeting may, appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.

   Section 10. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

       (a) Annual Meetings of Stockholders.

          (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an

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annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 10(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 10(a).

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. In any year in which an annual meeting is to be held, to be timely, a stockholder's notice shall set forth all information required under this Section 10 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150/th/ day prior to the anniversary of the date of the proxy statement (as defined in Section 10(c)(3) of this Article II) for the preceding annual meeting nor later than 5:00 p.m., Eastern Time, on the 120/th/ day prior to the anniversary of the date of the proxy statement for the preceding annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of the preceding annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150/th/ day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120/th/ day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) whether such stockholder believes any such individual is, or is not, an "interested person" of the Corporation, as defined in the 1940 Act and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination and (E) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom;
(iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person; (iv) as to the stockholder

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giving the notice and any Stockholder Associated Person covered by clauses
(ii) or (iii) of this paragraph (2) of this Section 10(a), the name and address of such stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

          (3) In any year an annual meeting of stockholders is to be held, notwithstanding anything in this subsection (a) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement of such action at least 130 days prior to the anniversary of the date of the proxy statement for the preceding annual meeting, a stockholder's notice required by this
Section 10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

          (4) For purposes of this Section 10, "Stockholder Associated Person" of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

       (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 10 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, provided that the stockholder's notice (as described in paragraph (2) of Section 10(a)) shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150/th/ day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120/th/ day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

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       (c) General.

          (1) Upon written request by the secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this
Section 10. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 10.

          (2) Only such individuals who are nominated in accordance with this
Section 10 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 10. The chairperson of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 10.

          (3) For purposes of this Section 10, (a) "the date of the proxy statement" shall have the same meaning as "the date of the company's proxy statement released to shareholders" as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time and (b) "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the 1940 Act.

          (4) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

   Section 11. Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairperson of the meeting or, in the absence of such appointment, by the chairperson of the board or, in the case of a vacancy in the office or absence of the chairperson of the board, by one of the following officers present at the meeting: the vice chairperson of the board, if there be one, the president, the vice presidents in their order of rank and seniority, the secretary, the treasurer, or, in the absence of such officers, a chairperson chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual

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appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairperson of the meeting shall act as secretary of the meeting. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairperson of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairperson of the meeting. The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such individuals as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; and (h) concluding the meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting. Unless otherwise determined by the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

   Section 12. Stock Ledger and List of Stockholders. It shall be the duty of the secretary or assistant secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

   Section 13. Action Without Meeting. Any action to be taken by stockholders may be taken without a meeting if (a) all stockholders entitled to vote on the matter consent to the action in writing, and (b) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (c) the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                  ARTICLE III

                                   Directors

   Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

   Section 2. Number and Term of Office. The number of Directors which shall constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be fewer than the number required by the Maryland General Corporation Law nor more than

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fifteen. Each Director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

   Section 3. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by a majority of the entire Board of Directors then in office. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies. Any action by the Board of Directors pursuant to this Section shall be undertaken subject to the provisions of the 1940 Act.

   Section 4. Chairperson of the Board. The chairperson of the Board, if one shall be chosen, shall not be an "interested person" of the Corporation, as defined in the 1940 Act. The chairperson of the Board shall, when present, preside at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the Board of Directors. The responsibilities of the chairperson of the Board shall be non-executive and non-operational in nature. The chairperson of the Board shall not be considered an officer of the Corporation. It shall be understood that each Director, including the chairperson of the Board, shall have equal fiduciary responsibility in fulfilling his or her duties as a Director.

   Section 5. Place of Meeting. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

   Section 6. Quorum; Voting. At all meetings of the Board of Directors one-third of the entire Board of Directors shall constitute a quorum for the transaction of business provided that in no case may a quorum be less than three persons. The action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the laws of Maryland, the 1940 Act, these Bylaws or the charter. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may by a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

   The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

   Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without additional notice at such time and place as shall from time to time be determined by the Board of Directors provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided for notice of special meetings.

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   Section 8. Special Meetings. Special Meetings of the Board of Directors may
be called by the chairperson of the Board or the president on one day's notice to each Director. Special Meetings shall be called by the chairperson of the Board, president or secretary in like manner and on like notice on the written request of two Directors.

   Section 9. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes, subject to the provisions of the 1940 Act, presence in person at the meeting.

   Section 10. Informal Actions. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

   Section 11. Committees. The Board of Directors may by resolution passed by a majority of the entire Board appoint from among its members an Executive Committee and other committees composed of one or more Directors, and may delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except as prohibited by law.

   Section 12. Action of Committees. In the absence of an appropriate resolution of the Board of Directors each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that a majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

   Section 13. Compensation. Any Director, whether or not he is a salaried officer or employee of the Corporation, may be compensated for his services as Director or as a member of a committee of Directors, or as chairperson of the Board or chairperson of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, and in such manner and amounts as the Board of Directors may from time to time determine.

   Section 14. Emergency Provisions. Notwithstanding any other provision in the charter or these Bylaws, this Section 14 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of

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these Bylaws cannot readily be obtained (an "Emergency"). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

   Optional: Section 15. Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders' derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

                                  ARTICLE IV

                                    Notices

   Section 1. Form. (a) Stockholders. Notices to stockholders shall be in writing and delivered either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business, by overnight delivery service, by transmitting the notice by electronic mail or any other electronic means or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid.

       (b) Directors. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail

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


properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

   Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or a committee is required to be given under the provisions of Maryland law or under the provisions of the charter or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of Directors of committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                   ARTICLE V

                                   Officers

   Section 1. Executive Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall include a president, a secretary and a treasurer. The Board of Directors may, from time to time, elect or appoint a controller, one or more vice presidents, assistant secretaries and assistant treasurers. The same person may hold two or more offices, except that no person shall be both president and vice president and no officer shall execute, acknowledge or verify any investment in more than one capacity, if such instrument is required by law, the charter or these Bylaws to be executed, acknowledged or verified by two or more officers.

   Section 2. Election; Tenure. The officers of the Corporation shall be elected annually by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

   Section 3. Other Officers. The Board of Directors from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

   Section 4. Compensation. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

   Section 5. Removal; Resignation; Vacancies. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best

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interests of the Corporation will be served thereby. In addition, any officer or agent appointed pursuant to Section 3 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairperson of the Board, the president or the secretary. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, unless pursuant to Section 3 the power of appointment has been conferred by the Board of Directors on any other officer.

   Section 6. President. The president shall be the chief executive officer of the Corporation; shall see that all orders and resolutions of the Board are carried into effect. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. The president shall also be the chief administrative officer of the Corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

   Section 7. Vice President. The vice presidents, in order of their seniority, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties as the Board of Directors or the chief executive officer may from time to time prescribe.

   Section 8. Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereof and shall perform like duties for any committee when required. He (she) shall give, or cause to be given, notice of meetings of the stockholders and of the Board of Directors, shall have charge of the records of the Corporation, including the stock books, and shall perform such other duties as may be prescribed by the Board of Directors or chief executive officer, under whose supervision he (she) shall be. He (she) shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix and attest the same to any instrument requiring it. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by his (her) signature.

   Section 9. Assistant Secretaries. The assistant secretaries in order of their seniority, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the Board of Directors shall prescribe.

   Section 10. Treasurer. The treasurer, unless another officer has been so designated, shall be chief financial officer of the Corporation. He (she) shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he (she) shall have general supervision of the funds and property of the Corporation and of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. He (she) shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his (her) transactions as treasurer, and as soon as possible after the close of each financial year he (she)

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


shall make and submit to the Board of Directors a like report for such financial year. He (she) shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders and filed within twenty days thereafter at the principal office of the Corporation. He (she) shall perform all the acts incidental to the office of treasurer, subject to the control of the Board of Directors.

   Section 11. Assistant Treasurer. The assistant treasurers, in the order of their seniority, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the Board of Directors may from time to time presume.

   Section 12. Chief Compliance Officer. The chief compliance officer shall be elected by a majority of the Board of Directors, including a majority of the Directors who are not "interested persons" as defined in the 1940 Act. The chief compliance officer shall be responsible for administering the compliance program maintained by the Corporation for complying with the federal securities laws and shall perform such additional duties as the Board of Directors from time to time may designate.

   Section 13. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his (her) duties of the Corporation, including responsibility for negligence and for the accounting of any Corporation's property, funds or securities that may come into his (her) hands.

                                  ARTICLE VI

              Insurance; Indemnification and Advance of Expenses

   Section 1. Insurance. Subject to the provisions of the 1940 Act, the Corporation, directly, through third parties or through affiliates of the Corporation, may purchase, or provide through a trust fund, letter of credit or surety bond insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, partner, manager or member, trustee or agent of another foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify such person against such liability.

   Section 2. Indemnification and Advance of Expenses. To the maximum extent permitted by Maryland law, in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification,

                                    - 15 -

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shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, manager or member of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the charter of the Corporation and these Bylaws shall vest immediately upon the election of a director or officer. The Corporation may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or
(b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Any indemnification or advance of expenses made pursuant to this Article shall be subject to applicable requirements of the 1940 Act. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

   Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                  ARTICLE VII

                                     Stock

   Section 1. Certificates. Stockholders are not entitled to receive certificates evidencing their share ownership unless the Directors shall, by resolution, otherwise determine.

   Section 2. Transfer of Capital Stock. Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the Board of Directors. Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked "Canceled" with the date of cancellation.

   Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to

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or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Laws of the State of Maryland.

   Section 4. Transfer Agents and Registrars. The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

   Section 5. Stock Ledger. The Corporation shall maintain an original stock ledger containing the names and addresses of all stockholders and the number and class or series of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

   Section 6. Fractional Stock; Issuance of Units. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

                                 ARTICLE VIII

                                 Distributions

   Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter.

                                  ARTICLE IX

                              General Provisions

   Section 1. Custodianship. The Corporation shall place and at all times maintain in the custody of a custodian (including any subcustodian for the custodian) all funds, securities and similar investments owned by the Corporation. Subject to the approval of the Board of Directors the custodian may enter into arrangements with securities depositories, as long as such arrangements comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

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


   Section 2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

   Section 3. Execution of Instruments. The Board of Directors or another committee of the Board of Directors within the scope of its delegated authority, may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors or such other committee and executed by an authorized person.

                                   ARTICLE X

                              Amendment of Bylaws

   The Board of Directors shall have the exclusive power to make, alter and repeal the Bylaws of the Corporation.

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